UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2009

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 28, 2009, Ditech Networks, Inc. announced that it had received a letter from Tim Leehealey of Lamassu Holdings, LLC, a holder of approximately 9.1% of Ditech Networks outstanding common stock,  asking the Board of Directors of Ditech Networks to support an acquisition of Ditech Networks by AccessData.  According to the letter, AccessData is a portfolio company of Lamassu Holdings. The letter proposes that AccessData acquire Ditech Networks at a purchase price of $1.25 per share in cash.  The letter has been forwarded to the Board of Directors of Ditech Networks.  The Board of Directors of Ditech Networks will consider this proposal in accordance with its fiduciary duties. Following its review of this unsolicited, non-binding proposal, the Board of Directors of Ditech Networks will respond in due course.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: January 29, 2009	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer